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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2003, in the Registration Statement (Pre-Effective Amendment No. 2 to Form SB-2 No. 333-104109) and related prospectus of Vestin Group, Inc. for the registration of $600 million in subordinated notes.

/s/ ERNST & YOUNG LLP


Phoenix, Arizona
September 18, 2003